Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Glenn Schaeffer
702-632-6710

MANDALAY POSTPONES STOCKHOLDERS MEETING

Mandalay Will Set New Date for Annual Meeting of Stockholders to Permit
Consideration of Merger Agreement

June 22, 2004, Las Vegas, NV — Mandalay Resort Group (NYSE:MBG) today announced that it has postponed its annual meeting of stockholders in order to include for consideration at the annual meeting the Merger Agreement among Mandalay, MGM Mirage and a subsidiary of MGM Mirage.  The annual meeting was originally scheduled to be held on Tuesday, July 6, 2004.  Mandalay will set a new record date and provide additional information with respect to the annual meeting in a revised proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders.

Mandalay Resort Group owns and operates 11 properties in Nevada: Mandalay Bay, Luxor, Excalibur, Circus Circus, and Slots-A-Fun in Las Vegas; Circus Circus — Reno; Colorado Belle and Edgewater in Laughlin; Gold Strike and Nevada Landing in Jean and Railroad Pass in Henderson.  The company also owns and operates Gold Strike, a hotel/casino in Tunica County, Mississippi.  The company owns a 50% interest in Silver Legacy in Reno, and owns a 50% interest in and operates Monte Carlo in Las Vegas.  In addition, the company owns a 50% interest in and operates Grand Victoria, a riverboat in Elgin, Illinois, and owns a 53.5% interest in and operates MotorCity in Detroit, Michigan.

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This press release contains “forward-looking statements” within the meaning of the federal securities laws.  The forward-looking statements in this press release involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.  Additional information concerning potential factors that could affect the company’s future financial results is included under the caption “Factors That May Affect Our Future Results” in Item 1 of the company’s annual report on Form 10-K for the year ended January 31, 2004.

In connection with the proposed transaction, Mandalay Resort Group will be filing a proxy statement and other materials with the Securities and Exchange Commission.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Mandalay and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction.  Information regarding such individuals is included in Mandalay’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission, and will be included in the proxy statement relating to the merger when it becomes available.  Investors may obtain a free copy of the proxy statements and other relevant documents when they become available as well as other material filed with the Securities and Exchange Commission concerning Mandalay and these individuals at the Securities and Exchange Commission’s website at www.sec.gov.  These materials and other documents may also be obtained for free from Mandalay at:  Mandalay Resort Group, 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119, Attn: Investor Relations.

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